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

                                                           NSAR ITEM 77O

                                                   VK Advantage Municipal Income Trust
                                                            10f-3 Transactions

  UNDERWRITING #            UNDERWRITING             PURCHASED FROM   AMOUNT OF SHARES  % OF UNDERWRITING    DATE OF PURCHASE
                                                                         PURCHASED
         1              Memphis Shelby County         Goldman Sach       1,000,000              0.408            11/04/99
         2        NY Dorm Authority - Mental Health    JP Morgan         2,545,000               1.79            10/06/00


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Underwriting Participants:

Underwriters for #1                         Underwriters for #2
-------------------                         -------------------
Morgan Keegan                               Bear Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated           First Albany Corporation
Chapman Company                             Morgan Stanley & Co., Incorporated
Duncan Williams                             Raymond James and Associates, Inc.
First Tennessee Bank                        Salomon Smith Barney
MR Beal & Company                           Fleet Securities, Inc.
NationsBanc Capital Markets                 Ramirez & Co. Inc.
                                            William E. Simon & Sons Municipal
                                            Securities, Inc.